                                   CONSENT


We consent to the incorporation by reference in the registration statement of Stratasys, Inc. on Form S-8 of our report dated January 29, 1999, on our audits of the consolidated financial statements of Stratasys, Inc. as of December 31, 1998 and 1997 and for each of the years ended December 31, 1998 and December 31, 1997 which report is included in the Company's Annual Reort on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".


                                   /s/ Rothstein, Kass & Company, P.C.
                                   -----------------------------------


Roseland, New Jersey
March 15, 2000